As filed with the Securities and Exchange Commission on October 23, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0567768
(State of Incorporation)	(I.R.S. Employer Identification No.)

Alexza Pharmaceuticals, Inc.

2091 Stierlin Court

Mountain View, California 94043

(650) 944-7000

(Address of principal executive offices) (Zip code)

2015 Employee Stock Purchase Plan

(Full title of the plans)

Thomas B. King

President and Chief Executive Officer

Alexza Pharmaceuticals, Inc.

2091 Stierlin Court

Mountain View, California 94043

(650) 944-7000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Brent Fassett, Esq.

COOLEY LLP

380 Interlocken Crescent, Suite 900

Broomfield, Colorado 80021

(720) 566-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	500,000 shares (2)	$1.22 (3)	$610,000.00	$61.43
Total	500,000 shares	N/A	$610,000.00	$61.43

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Represents 500,000 shares of Common Stock reserved for future issuance under the Alexza Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”). Any of such shares of Common Stock that are subject to awards that expire or are terminated without having been exercised in full or are repurchased, reacquired or forfeited following the effective date of the 2015 ESPP will be available for future issuance under the 2015 ESPP.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Capital Market on October 21, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by Alexza Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement and shall be deemed to be a part hereof:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 13, 2015.

(b) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, filed on May 11, 2015 and June 30, 2015, filed on August 8, 2015.

(c) The Company’s definitive proxy statement on Schedule 14A filed on April 30, 2015, and as amended pursuant to Amendment No. 1 to Schedule 14A filed June 8, 2015.

(d) Current Reports on Form 8-K filed on April 29, 2015, May 22, 2015, June 11, 2015, June 18, 2015, June 23, 2015, June 25, 2015, July 24, 2015, September 28, 2015, October 2, 2015, October 13, 2015 and October 14, 2015.

(e) The description of the Company’s common stock contained in the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 26, 2012, and all amendments or reports filed for the purpose of updating such description.

(f) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and exhibits filed with such form that are related to such items) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed and incorporated document modifies or supersedes such statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or

1.

in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant’s Exchange Act file number with the Commission is 000-51820.

Item. 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The registrant’s Amended and Restated Certificate of Incorporation provides that a director will not be personally liable to the registrant or to its stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of Delaware General Corporation Law.

As permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that (i) the registrant is required to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law, (ii) the registrant may, in its discretion, indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the registrant is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings, (iv) the rights conferred in the bylaws are not exclusive, and (v) the registrant is authorized to enter into indemnity agreements with its directors, officers, employees and agents.

The registrant has entered into agreements with its directors and officers that require the registrant to indemnify these persons against expenses, judgments, fines, settlements, and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its affiliates. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves a director or officer of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The registrant maintains a directors’ and officers’ insurance and registrant reimbursement policy. The policy (i) insures directors and officers against losses for which the registrant does not indemnify and which losses arise from certain wrongful acts in the indemnified parties’ capacities as directors and officers and (ii) reimburses the registrant for those losses for which the registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to the offering.

Item 7.	Exemption from Registration Claimed.

Not applicable.

2.

Item 8.	Exhibits

See Exhibit Index.

Item 9.	Undertakings

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on October 23, 2015.

ALEXZA PHARMACEUTICALS, INC.

By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer

4.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints THOMAS B. KING AND STACY PALERMINI, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas B. King Thomas B. King	President, Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 23, 2015

/s/ J. Kevin Buchi J. Kevin Buchi	Director	October 23, 2015

/s/ Deepika R. Pakianathan Deepika R. Pakianathan	Director	October 23, 2015

/s/ J. Leighton Read J. Leighton Read	Director	October 23, 2015

/s/ Gordon Ringold Gordon Ringold	Director	October 23, 2015

/s/ Isaac Stein Isaac Stein	Director	October 23, 2015

/s/ Joseph L. Turner Joseph L. Turner	Director	October 23, 2015

5.

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1(1)	Specimen Common Stock Certificate

4.2(1)	Restated Certificate of Incorporation, as currently in effect

4.3(1)	Certificate of Amendment to the Restated Certificate of Incorporation, as currently in effect

4.4(1)	Certificate of Amendment to the Restated Certificate of Incorporation, as currently in effect

4.5(2)	Amended and Restated Bylaws, as currently in effect

4.6(3)	Amendment to the Amended and Restated Bylaws, as currently in effect

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

99.1	2015 Employee Stock Purchase Plan

(1)	Incorporated by reference to exhibits to our Registration Statement on Form S-3 filed on June 26, 2012 (File No. 333-182341).
(2)	Incorporated by reference to exhibits to our Registration Statement on Form S-1 filed on December 22, 2005 as amended (File No. 333-130644).
(3)	Incorporated by reference to our Annual Report on Form 10-K (File No. 000-51820) as filed with the SEC on March 17, 2008.

6.